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                                                                   EXHIBIT 10.59


                           WILLIAMS COMMUNICATIONS, LLC
                          RESTRUCTURING INCENTIVE PLAN
                   (AMENDED AND RESTATED AS OF JULY 26, 2002)

                  This amended and restated Restructuring Incentive Plan is made effective as of the 26th day of July, 2002 and hereby replaces and supercedes the Williams Communications, LLC Restructuring Incentive Plan with an effective date of April 18, 2002 for all employees who have entered into Restructuring Incentive Agreements with the Company under the Plan except those executives who have executed individual Amendments dated July 26, 2002 to said Restructuring Incentive Plan.

                  I. Purpose

                  The purpose of the Plan is to establish a restructuring incentive plan for designated employees of the Company. The Plan provides incentives, contingent upon attainment of restructuring goals and/or continued employment, to designated employees who are necessary to the success of the proposed restructuring of WCG and the Company.

                  II.  Definitions

                      "Affiliate" means an entity controlling, controlled by, or under common control with the Company or a successor to the Company.

                      "Board" means the Board of Directors of WCG.

                      "Cause" means (i) the Participant's willful failure to substantially perform his duties other than failure resulting from Disability or (ii) gross negligence or willful misconduct of the Participant that results in a significant adverse effect upon the Company or a Successor Company.

                      "Committee" means the Chief Executive Officer of the Company or a committee to whom the Board has delegated some or all of its authority and discretion under the Plan.

                      "Company" means Williams Communications, LLC.

                      "Designated Beneficiary" means the beneficiary or beneficiaries designated in accordance with Article XI hereof to receive the amount, if any, payable under the Plan upon the Participant's death.

                       "Disability" or "Disabled" means a change in the health of a Participant which leaves the Participant unable to perform his or her work, as determined by the Board. A Participant's Disability must be documented by current, objective evidence, and the Participant must be under the care of a qualified physician and undergoing appropriate treatment, if any, for such Disability.

                      "Participant" means any employee designated by the Board to participate in the Plan.

                      "Payment" means the restructuring incentive payment as determined by the Board, to be granted to a Participant, and earned as provided in Article V.

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                      "Plan" means this Williams Communications, LLC
                      Restructuring Incentive Plan.

                      "Restructuring" means consummation of a plan of reorganization of WCG that is in its proceeding under Chapter 11 of the Bankruptcy Code (11 U.S.C. Section 1101, et seq) commenced on April 22, 2002.

                      "Restructuring Incentive Agreement" means an agreement between the Company and a Participant providing for a Payment.

                      "Restructuring Incentive Award Date" means the date upon which a Restructuring occurs.

                      "Successor Company" means (i) a successor in interest (by purchase of assets or otherwise) to the Company, (ii) a successor in interest to a portion of the Company's business (for example, a company created to conduct the business now conducted by the Company division known as the Emerging Markets Business Unit), (iii) an Affiliate created or used as the employer for some or all of the Company's employees (for tax or other purposes), (iv) an Affiliate to which a Participant is transferred with the consent of the Participant, or (v) a subsequent Successor Company having a relationship with the prior Successor Company (if the prior Successor Company were deemed to be the Company), set forth in the preceding clauses (i) through (iv).

                      "WCG" means Williams Communications Group, Inc., the parent of the Company.

                 III. Eligibility

                      Participants in the Plan shall be selected by the Board from employees of the Company whose efforts the Board believes are necessary to the continued success of the Company. No employee shall be a Participant unless he or she is selected by the Board, in its sole discretion. No employee shall at any time have the right to be selected as a Participant. Payments made under this Plan are not in lieu of any other benefits a Participant may be entitled to receive from the Company or any Successor Company.

                  IV. Administration

                      The Plan shall be administered by the Board. The Board, in its sole discretion, will determine eligibility for participation, and establish the Payment that may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement).

                      Except as otherwise expressly provided herein, full power and authority to construe, interpret, and administer the Plan shall be vested in the Board, including the power to amend or terminate the Plan as further described in
                      Article XIV. The Board may at any time adopt such rules, regulations, policies, or practices as it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Board may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices. The Board may delegate any or all of its powers, duties and authorities under this Plan to the Committee.

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                   V. Payments; Vesting

                      The Company and each Participant shall execute a Restructuring Incentive Agreement that sets forth the terms and timing of the Payment. Notwithstanding any provision to the contrary in the Restructuring Incentive Agreement, the entire Restructuring Incentive Award shall be earned by and vested in a Participant based upon continued employment with the Company or a Successor Company through the date of the Restructuring,; provided, however, that, in the event of the death or Disability of a Participant, the Award shall be prorated based on the number of days of continued employment between the Effective Date and the date of death or Disability, and the number of days between such Effective Date and the date of the Restructuring, or otherwise as determined by the Board. Payments shall not be considered compensation for purposes of the Company's or Successor Company's pension, supplemental pension and welfare benefit plans, programs and arrangements, including, but not limited to the Williams Communications Group, Inc. Investment Plan.

                      In the event that a Payment is determined to be a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (or any successor provision thereto), the provisions of Annex A attached hereto and incorporated herein shall apply to such Payment.

                  VI. Payments

                      Payments shall be made in a single lump sum within ten
                      (10) days after the date specified by the Restructuring Incentive Agreement.


                 VII. Termination of Employment

                      A Participant shall be eligible to receive his or her Payment so long as the Participant is employed by the Company or a Successor Company through the earlier of a Restructuring Incentive Award Date, death or Disability, notwithstanding any subsequent termination of employment prior to the actual Payment. In the event of a Participant's death the Payment shall be made to the Participant's Designated Beneficiary or, if there is none, to the estate of the Participant.

                      Termination of a Participant's employment contemporaneously with Participant's employment by a Successor Company shall not be deemed to be either (i) involuntary termination of employment by the Company or
                      (ii) voluntary termination of employment by the Participant.

                VIII. Non-Alienation of Benefits

                      A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void. The Company may assign its rights and delegate its duties and obligations under the Plan and any Restructuring Incentive Agreement in whole or in part to a Successor Company, and such Successor Company and the Company shall be jointly and severally liable to any Participant affected by any such assignment or delegation.



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                  IX. No Claim or Right to Plan Participation

                      No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company or any Successor Company.

                   X. Taxes

                      The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

                  XI. Designation and Change of Beneficiary

                      Each Participant may designate one or more persons as the Designated Beneficiary who shall be entitled to receive the Payment, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Board. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Board. The last such designation received by the Board shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Board prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

                 XII. Payments to Persons Other Than the Participant

                      If the Board shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any Payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Board so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Board, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such Payment shall be a complete discharge of the liability of the Company and of any Successor Company therefor.

                XIII. No Liability of Board Members, etc.

                      No member of the Board, nor the Committee, if appointed, shall be personally liable by reason of any contract or other instrument related to the Plan executed by such person or on his or her behalf in his or her capacity as a member of the Board or as a delegate of the Board, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.




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                 XIV. Termination or Amendment of the Plan

                      The Board may amend, suspend or terminate the Plan at any time. Neither the termination of the Plan nor any amendment to the Plan shall, directly or indirectly, reduce the Payment that is or may become payable hereunder or under a Restructuring Incentive Agreement to a Participant or otherwise operate to impair his or her ability to receive any Payment due hereunder or thereunder, without the prior written consent of the Participant. The Plan will automatically terminate when all Payments payable hereunder have been paid.

                  XV. Establishment of Trust

                      The Company's obligations under the Plan may be secured by the establishment of a trust for the benefit of the Participants. The Participants shall be paid the Payments as provided from the trust, but if the trust has insufficient funds, then the balance of the Payments shall be paid by the Company.

                      The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                 XVI. Governing Law

                      The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

                XVII. Effective Date

                      The effective date of this Amended and Restated Restructuring Incentive Plan is July 26, 2002.



                                       WILLIAMS COMMUNICATIONS, LLC


                                       BY: /s/ GERALD L. CARSON
                                           ------------------------
                                           Gerald L. Carson

                                           Chief People Officer







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                                     ANNEX A

                   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY


1. Anything in this Plan to the contrary notwithstanding, in the event that it shall be determined (as hereafter provided) that any payment (other than the Gross-Up payments provided for in this Annex A) or distribution by the Company or any of its Affiliates to or for the benefit of the Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company or Williams Communications Group, Inc., the parent of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"). The Gross-Up Payment shall be in an amount such that, after payment by the Participant of all such taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

2. Subject to the provisions of Section 6 of this Annex, all determinations required to be made under this Annex A, including whether an Excise Tax is payable by the Participant and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Participant and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Participant in his sole discretion. The Participant shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Participant within 30 calendar days after the Termination Date, if applicable, and any such other time or times as may be requested by the Company or the Participant. If the Accounting Firm determines that any Excise Tax is payable by the Participant, the Company shall pay the required Gross-Up Payment to the Participant within five (5) business days after receipt of such determination and calculations with respect to any Payment to the Participant. If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall, at the same time as it makes such determination, furnish the Company and the Participant an opinion that the Participant has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding


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applicable state or local tax law at the time of any determination by the
Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to 6 of this Annex and the Participant thereafter is required to make a payment of any Excise Tax, the Participant shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Participant as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Participant within five (5) business days after receipt of such determination and calculations.

3. The Company and the Participant shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Participant, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section 6 of this Annex. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Participant.

4. The federal, state and local income or other tax returns filed by the Participant shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Participant. The Participant shall make proper payment of the amount of any Excise Payment, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Participant's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Participant shall within five (5) business days pay to the Company the amount of such reduction.

5. The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Section 6 of this Annex shall be borne by the Company. If such fees and expenses are initially paid by the Participant, the Company shall reimburse the Participant the full amount of such fees and expenses within five (5) business days after receipt from the Participant of a statement therefor and reasonable evidence of his payment thereof.

6. The Participant shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than ten
(10) business days after the Participant actually receives notice of such claim and the Participant shall further apprise the Company of the nature of such claim and the date on which such claim is requested to

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     be paid (in each case, to the extent known by the Participant). The
     Participant shall not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (ii) the date that any payment of amount with respect to such claim is due. If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

(i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

(iii) cooperate with the Company in good faith in order effectively to contest such claim; and

(iv) permit the Company to participate in any proceedings relating to such claim;

         provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Participant, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of Section 6 of this Annex, the Company shall control all proceedings taken in connection with the contest of any claim contemplated by Section 6 of this Annex and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Participant may participate therein at his own cost and expense) and may, at its option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Participant to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Participant on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any. other taxing authority.


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7. If, after the receipt by the Participant of an amount advanced by the
Company pursuant to Section 6 of this Annex, the Participant receives, or is entitled to receive, any refund with respect to such claim, the Participant shall (subject to the Company's complying with the requirements of Section 6 of this Annex) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 6 of this Annex, a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Participant pursuant to this Annex A.

8. The Gross-Up Payment provided in this Annex A, and similar provisions provided in the Williams Communications Group, Inc. Change in Control Severance Protection Plan I and the Williams Communications Group, Inc. Retention Bonus Agreements provided to certain executives shall be read in conjunction with each other so that no duplication of payments shall be made.



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